Exhibit 10.3

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of August 1, 2012 (this “Amendment”), to the Existing Loan Agreement (as defined below) is among GENCO SHIPPING & TRADING LIMITED, a company organized and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), the companies listed in Schedule 2 to the Existing Loan Agreement (the “Guarantors”), the Lenders (as such term is defined in the Existing Loan Agreement) signatory hereto (which Lenders constitute all of the Lenders (the “Consenting Lenders”)), CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Agent (the “Agent”), and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Security Trustee (the “Security Trustee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, dated August 12, 2010, as amended by the First Amendment to Loan Agreement (the “First Amendment”), dated December 21, 2011 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Loan Agreement”), among the Borrower, the Guarantors, the Lenders, the Agent and the Security Trustee, the Lenders have agreed to make, and have made, Loans to the Borrower;

WHEREAS, the Borrower intends to prepay (i) eleven million five hundred and thirty-eight thousand four hundred and fifty Dollars ($11,538,450) of the Loan, (ii) fifty seven million eight hundred and ninety-three thousand four hundred and seventy-five Dollars ($57,893,475) under the DnB Credit Facility, and (iii) thirty million four hundred and fifty thousand Dollars ($30,450,000) under the DB Credit Facility;

WHEREAS, the Borrower has requested and the Consenting Lenders have agreed, subject to the terms and conditions of this Amendment, that (i) the temporary suspension of the undertakings contained in Clauses 12.2(d) and 12.2(e) of the Existing Loan Agreement be extended through the period ending on (and including) December 31, 2013, (ii) a guarantee by each Guarantor, a second priority Liberian ship mortgage over each Vessel and an assignment of the insurances of each Vessel be granted in favor of the Second Mortgagee (as defined below) to secure the obligations of the Borrower under the DnB Credit Facility, and (iii) a cash sweep mechanism be implemented in connection with the intended prepayment under the DnB Credit Facility; and

WHEREAS, the Borrower, the Guarantors and the Consenting Lenders have agreed to certain other amendments to the Existing Loan Agreement.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.           Definitions.  Unless otherwise defined herein, words and expressions defined in the Existing Loan Agreement have the same meanings when used herein, including in the recitals hereto.

2.           Representations and Warranties.  To induce the Consenting Lenders to enter into this Amendment, each Obligor jointly and severally represents and warrants to each Credit Party that as of the date hereof:

(a)           The Borrower and each Guarantor have the power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment.

(b)           The Borrower and each Guarantor have duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid and binding obligation of the Borrower and of such Guarantor, enforceable against each such Obligor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

(c)           There have been no changes to the Certificate of Incorporation or By-Laws of any Obligor from the most recently delivered copies of such documents delivered to the Agent in connection with the Existing Loan Agreement.

(d)           Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Existing Loan Agreement or other Finance Documents to which it is a party, including those representations and warranties contained in Clause 11 of the Existing Loan Agreement, is true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except for those representations and warranties which by their terms expressly related to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(e)           The Borrower and each Guarantor are in compliance with all of the terms and provisions set forth in the Existing Loan Agreement and each other Finance Document on its part to be observed or performed and no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof after giving effect to this Amendment.

3.           Amendments to the Existing Loan Agreement and other Finance Documents.  Subject to the terms and conditions of this Amendment, the Existing Loan Agreement and other Finance Documents are hereby amended as follows:

(a)           All references to “this Agreement” set forth in the Existing Loan Agreement shall be deemed to refer to the Existing Loan Agreement, as amended and supplemented hereby, and all references in the other Finance Documents to “Loan Agreement” shall be deemed to refer to the Existing Loan Agreement as amended and supplemented hereby.

(b)           For the duration of the Ratio Suspension Period only, the definition of “Consolidated Net Worth” set forth in Clause 1.1 of the Existing Loan Agreement shall be amended to read in its entirety as follows:

“Consolidated Net Worth” shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP without deductions for losses up to an aggregate amount of $200,000,000 during such period that are attributable to the sale or other disposition of the capital stock of Baltic Trading Limited, any assets owned by Baltic Trading Limited, any vessel, or any vessel impairment or other asset write downs that in each case are recognised under GAAP as a reduction of shareholders' equity.”

(c)           The definition of “Permitted Security Interest” set forth in Clause 1.1 of the Existing Loan Agreement shall be amended by (i) deleting the word “and” after paragraph (f) thereof, (ii) inserting the word “and” after paragraph (g) thereof, and (iii) adding a new paragraph (h) to read in its entirety as follows:

“(h)	each Second Mortgage and each Second Insurance Assignment;”

(d)           Clause 1.1 of the Existing Loan Agreement shall be amended to add definitions of “Deed of Coordination,” “Second Insurance Assignment,” “Second Mortgage.” “Second Mortgagee” and “Second Security Documents” to read in their entirety as follows:

““Deed of Coordination” means the deed of coordination among the Borrower, each Guarantor, the Second Mortgagee and the Security Trustee, dated August 1, 2012.

“Second Insurance Assignment” means, with respect to each Mortgaged Vessel, a second priority assignment of the Insurances in respect of such Mortgaged Vessel executed by the relevant Guarantor in favor of the Second Mortgagee, as security for repayment of amounts due under the DnB Credit Facility.

“Second Mortgage” means, with respect to each Mortgaged Vessel, a second preferred Liberian ship mortgage on that Vessel executed by the relevant Guarantor in favor of the Second Mortgagee, as security for repayment of amounts due under the DnB Credit Facility.

“Second Mortgagee” means DNB Bank ASA, New York Branch (formerly known as DnB NOR Bank ASA, New York Branch), as security trustee and collateral agent for the lenders under the DnB Credit Facility.

“Second Security Documents” means the Second Insurance Assignments and the Second Mortgages, collectively.”

(e)           Clause 5.8 of the Existing Loan Agreement shall be amended by adding the following proviso as a new paragraph following clause (c) to read in its entirety as follows:

“provided, however, that in the case of either clause (a) or clause (b) of this Clause 5.8 and subject to Clause 5.12, until the later of (i) the end of the Ratio Suspension Period and (ii) the release and discharge of all of the Second Mortgages, if the sale proceeds (in the case of clause (a)) or the proceeds of insurance (in the case of clause (b)) exceed the amount necessary to prepay the Loan related to the Vessel which was sold or lost, the Borrower shall be obliged to prepay the remaining Loans in an amount equal to such excess.”

(f)           Clause 12.2(h) of the Existing Loan Agreement shall be amended by deleting “and” after clause (iii) thereof, inserting “and” after clause (iv) thereof and inserting a new clause (v) to read in its entirety as follows:

“(v)	Indebtedness of the Guarantors evidenced by the Second Security Documents;”

(g)           Clause 12.2(i)(iii) of the Existing Loan Agreement shall be amended to read in its entirety as follows:

“(iii)
the Guarantors may make intercompany loans and advances to the Borrower and between or among one another, and Subsidiaries of the Borrower other than the Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower, provided that any loans or advances to the Borrower or any Guarantors pursuant to this Clause 12.2(i) shall be subordinated to the obligations of the respective Obligor under this Agreement on the following terms:

(A)
Prohibited Payments.  Except when an Event of Default has occurred and is continuing, the Guarantor or Subsidiary (the “Subordinated Lender”) which made such loan or advance (the “Subordinated Obligations”) may receive payments on account of the Subordinated Obligations.  After the occurrence and during the continuation of an Event of Default, except with the prior written consent of the Security Trustee, the Subordinated Lender shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(B)
Prior Payment of Loan Indebtedness.  In the event of the occurrence of any event described in Clause 19.1(f) (Insolvency Proceedings) relating to any Obligor (an “Insolvency Proceeding”), the Subordinated Lender agrees that the Security Trustee and the other Credit Parties shall be entitled to receive payment in full of the Secured Liabilities (including all interest and expenses accruing after the commencement of any Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding (the “Post Claim Interest”)) before the Subordinated Lender receives payment of any Subordinated Obligations.

(C)
Turn-Over.  Upon the occurrence and during the continuation of an Event of Default, the Subordinated Lender shall, if the Security Trustee so requests, collect, enforce and receive payment on account of the Subordinated Obligations as trustee for the Security Trustee and the other Credit Parties and deliver such payments to the Security Trustee on account of the Secured Liabilities (including all Post Claim Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Subordinated Lender under the other provisions of this Agreement.

(D)
Security Trustee’s Authorization.  Upon the occurrence and during the continuation of an Event of Default, the Security Trustee is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name and on behalf of the Subordinated Lender, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Secured Liabilities (including any and all Post Claim Interest), and (ii) to require the Subordinated Lender (a) to collect and enforce, and to submit claims in respect of, Subordinated Liabilities and (b) to pay any amounts received on such obligations to the Security Trustee for application to the Secured Liabilities (including any and all Post Claim Interest).

(E)
Confirmation of Subordination.  The Borrower and the Guarantors hereby agree that all existing and future Subordinated Obligations (i) of the Borrower to any Guarantor, and (ii) of one Guarantor to another Guarantor, are hereby subordinated to the obligations of the respective Obligor under this Agreement on the foregoing terms.

(h)           Clause 12.2 of the Existing Loan Agreement shall be amended by adding a new sub-clause (l) to read in its entirety as follows:

“(l)           Vessel Acquisition Indebtedness. not, and will not permit any of its Subsidiaries (other than Baltic Trading Limited or its Subsidiaries) to,

contract, create, incur, assume or suffer to exist any Indebtedness in connection with the acquisition of a vessel in excess of 60% of the acquisition cost of such vessel, except for any indebtedness incurred prior to August 1, 2012.”

(i)           Clause 18.1(c) of the Existing Loan Agreement shall be amended by inserting the phrase “including, without limitation, pursuant to the Deed of Coordination” at the end thereof.

(j)           The definition of “Ratio Suspension Period” set forth in the First Amendment shall be amended to mean the period commencing on October 1, 2011 and ending on (and including) December 31, 2013.

(k)           The definition of “Additional Covenant Period” set forth in Section 4(c)(ii) of the First Amendment shall be amended to mean the period from December 21,  2011 through (and including) December 31, 2013.

(l)           Section 4(b) of the First Amendment shall be amended by (i) deleting the parenthetical “(as defined in the following sentence)” in the first sentence thereof and (ii) deleting the second sentence thereof in its entirety.

(m)           Section 4(c) of the First Amendment shall not apply to any Additional Covenant included in the DnB Credit Agreement or the DB Credit Facility by any amendment executed on or before the date of this Amendment, provided that the Agent has been provided with a copy of any such amendment and the Borrower shall not agree to any amendment or other modification of any such Additional Covenant during the Additional Covenant Period without the prior written consent of the Agent.

(n)           For the duration of the Additional Covenant Period, the Borrower shall not change or agree to change the final maturity date under either the DnB Credit Facility or the DB Credit Facility from that in effect on the Effective Date.

4.           Fees and Expenses.  On or prior to the Effective Date, provided this Amendment is effective, the Borrower shall pay each Consenting Lender an amendment fee equal to 0.25% of the outstanding principal amount of such Lender’s Loans (after giving effect to the prepayment of the Loan under Section 7(a)).  The Borrower shall pay promptly to the Agent all reasonable legal fees incurred by the Agent in connection with the preparation and execution of this Amendment.

5.           No Other Amendment, etc.  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Loan Agreement or any other Finance Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or any other Obligor that would require an amendment, waiver or consent of the Agent, the Security Trustee or the Lenders under any of the Finance Documents except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Existing Loan Agreement and the other Finance Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

6.           Other Documents.  By the execution and delivery of this Amendment, the Borrower and each Guarantor hereby consents and agrees that the Finance Documents and any other documents that have been or may be executed as security for any of its obligations under the Existing Loan Agreement and the other Finance Documents shall remain in full force and effect notwithstanding the amendments and supplements contemplated hereby

7.           Conditions Precedent.  This Amendment shall be effective on the date (the “Effective Date”) upon which the Agent has confirmed in writing to the Borrower and each of the Consenting Lenders that each of the following conditions precedent have been met or waived by the Agent:

(a)           Prepayment.  The Borrower shall have prepaid eleven million five hundred and thirty-eight thousand four hundred and fifty Dollars ($11,538,450) of the outstanding principal amount of the Loan.

(b)           Corporate Documents; Proceedings; etc.

(i)           The Agent shall have received a certificate, dated the date hereof, signed by an authorized officer of each Obligor, and attested to by the secretary or any assistant secretary of such Obligor, certifying copies of resolutions of such Obligor approving and authorizing such Obligor to execute this Amendment and each additional Finance Document to which it is a party, and each of the foregoing shall be reasonably acceptable to the Agent.

(ii)           The Agent shall have received for each Obligor a certificate from the Republic of the Marshall Islands as to the good standing of such Obligor.

(iii)           The Agent shall have received for each Guarantor a certificate from the Republic of Liberia as to the good standing of such Obligor as a foreign maritime entity in the Republic of Liberia.

(c)           Amendment and Finance Documents.

(i)           The Borrower and each Guarantor shall have executed and delivered to the Agent this Amendment.

(ii)           The Agent, Security Trustee and each Consenting Lender shall have executed and delivered to the Agent this Amendment.

(iii)           The Borrower, each Guarantor, the Second Mortgagee and the Security Trustee shall have each executed and delivered to the Agent the Deed of Coordination in the form attached as Exhibit A hereto, the execution and delivery of which by the Security Trustee is hereby consented to by each of the Consenting Lenders.

(iv)           Each Obligor shall have executed each additional Finance Document as may be reasonably required by the Agent in connection with this Amendment.

(d)           DnB Credit Facility and DB Credit Facility.  The Agent shall have received true, correct, complete and accurate copies of each of the DnB Credit Facility and the DB Credit Facility, each as in effect on the Effective Date, including without limitation, any addendum, amendment or supplement executed on or before the Effective Date.

(e)           Payment of Fees.  The Agents and the Lenders shall have received from the Borrower payment of all fees in connection with this Amendment, including such fees as are set forth in Section 4 hereof.

(f)           No Material Adverse Effect. As of the date hereof, no Material Adverse Effect, nor anything that could reasonably be expected to have a Material Adverse Effect, shall have occurred since December 21, 2011.

(g)           Financial Information.  The Agent shall have received such financial and other information concerning the Borrower as it may reasonably request.

(h)           Opinions of Counsel.  The Agent shall have received from Orrick, Herrington & Sutcliffe LLP, an opinion addressed to the Agent and each of the Lenders and dated the date hereof which shall be in form and substance reasonably acceptable to the Agent and cover such matters incidental to the transactions contemplated herein as the Agent may reasonably request.

8.           Application of Prepayment.

(a)           Notwithstanding Clause 5.10 of the Existing Loan Agreement, the prepayment of the Loan referred to in Section 7(a) above shall be applied against repayment installments specified in Clause 5.1 of the Existing Credit Agreement in order of maturity.  For the avoidance of doubt, no further repayment installments shall be required from the Effective Date through and including December 31, 2013, with the next repayment installment to be due on March 31, 2014.

(b)           Clause 5.5 (except Clause 5.5(c)) of the Existing Loan Agreement shall not apply to the prepayment referred to in Sections 7(a) and 8(a) above.

9.           Governing Law, Etc.

(a)           English Law.  This Amendment shall be governed by, and construed in accordance with, English law.

(b)           Exclusive English Jurisdiction.  Subject to Section 8(c), the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Amendment.

(c)           Choice of Forum for Exclusive Benefit of Creditor Parties.  Section 8(b) is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

(i)           to commence proceedings in relation to any matter which arises out of or in connection with this Amendment in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(ii)           to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

10.           Further Assurances.  The Borrower and each Guarantor hereby consents and agrees that if this Amendment or any of the other Finance Documents shall at any time be deemed, in the exercise of their good faith judgment, by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Lenders may be reasonably required in order more effectively to accomplish the purposes of this Amendment.

11.           Counterparts.  This Amendment may be executed in any number of counterparts.

12.           Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

13.           Marshall Islands Legal Opinion.  The Borrower shall deliver to the Agent, not later than ten (10) Business Days following the Effective Date and prior to the recording of any Second Mortgage, an opinion concerning the laws of the Republic of the Marshall Islands, which opinion shall be addressed to the Agent and each of the Lenders and shall be in form and substance reasonably acceptable to the Agent.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

GENCO SHIPPING & TRADING LIMITED

By: /s/ John C. Wobensmith
Name:    John C. Wobensmith
Title:      Chief Financial Officer, Principal Accounting Officer and Secretary

GENCO BAY LIMITED

By: /s/ John C. Wobensmith
Name:     John C. Wobensmith
Title:       Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

GENCO OCEAN LIMITED

By: /s/ John C. Wobensmith
Name:     John C. Wobensmith
Title:       Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

GENCO AVRA LIMITED

By: /s/ John C. Wobensmith
Name:     John C. Wobensmith
Title:       Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

GENCO MARE LIMITED

By: /s/ John C. Wobensmith
Name:     John C. Wobensmith
Title:       Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

GENCO SPIRIT LIMITED

By: /s/ John C. Wobensmith
Name:     John C. Wobensmith
Title:       Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer

Signature Page to Second Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Agent

By: /s/ Craig Stearns
Name: Craig Stearns
Title: Attorney-in-Fact

By: /s/ William Haft
Name: William Haft
Title: Attorney-in-Fact

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as Security Trustee

By: /s/ Craig Stearns
Name: Craig Stearns
Title: Attorney-in-Fact

By: /s/ William Haft
Name: William Haft
Title: Attorney-in-Fact

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Consenting Lender

By:  /s/ Craig Stearns
Name: Craig Stearns
Title: Attorney-In-Fact

By: /s/ William Haft
Name: William Haft
Title: Attorney-in-Fact

CREDIT INDUSTRIEL ET COMMERCIAL, as Consenting Lender

By: /s/ Andrew McKuin
Name: Andrew McKuin
Title: Vice President

By:  /s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Vice President

SKANDINAVISKA ENSKILDA BANKEN AB (publ), as Consenting Lender

By: /s/ Lewis Millberg
Name: Lewis Millberg
Title:

By: /s/ Magnus Arve
Name: Magnus Arve
Title:

Signature Page to Second Amendment